                                  Exhibit 99.5

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT is dated as of February 11, 2002 by and between Mangosoft, Inc., a Nevada corporation (the "Buyer"), and Fleet National
                                                    -----
Bank, a national banking association (the "Seller").
                                           ------

         The Seller provides the service known as fileTRUST(SM), which is an internet-based safe deposit box for the storage of electronic documents ("Filetrust" or the "Purchased Business").
  ---------          ------------------

         This Agreement contemplates a transaction in which (i) the Seller sells certain specified assets to the Buyer, (ii) the Buyer assumes certain specified liabilities of the Seller, and (iii) thereafter the Buyer operates the Purchased Business on the terms and conditions set forth below.

         In consideration of the mutual promises and agreements set forth herein, the Buyer and the Seller agree as follows:

                                    Article 1
                                    ---------
                                Purchase and Sale
                                -----------------

         1.1 Acquired Assets. Subject to the terms and conditions set forth in
             ---------------
this Agreement, at the Closing referred to in Article 4 hereof, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, the following assets of the Seller used in or relating to the Purchased Business, with the exception of the Excluded Assets (as defined in Section 1.2, with all of such assets included in this Section 1.1 hereinafter referred to collectively as the "Acquired Assets"):
                                                              ---------------

                  (a) all of the Seller's rights to the name "fileTRUST" and the service mark "FILETRUST," Serial No. 76056426, registration of which is currently pending before the U.S. Patent and Trademark Office (the "Mark"), the internet domain name www.filetrust.com
                            ----                             -----------------
                           (http://www.filetrust.com) (the "Domain Name"),
                                                            -----------
                           together with the production records, technical information, manufacturing and design know-how, software systems, processes, trade secrets, including but not limited to the code base for the FileTrust application and accompanying documentation (all of the foregoing are collectively referred to as the "Intangibles");
                            -----------

                  (b) the servers and other hardware owned by the Seller and described on Schedule 1.1 (b) hereto (the
                                            ----------------
                           "Equipment");
                            ---------

                  (c) all of Seller's rights in all agreements with customers and users of FileTrust (excluding as users Seller, Affiliates of Seller, and their respective employees), such agreements being terminable at will by such customers and users on a monthly basis, and in the form of "Terms and Conditions" accepted by customers and users of Filetrust on the Filetrust internet web site from time to time (the "Customer
                                                                     --------
                           Agreements"); and
                           ----------

                  (d) any and all of Seller's rights in any agreements with Microsoft Corporation or its Affiliates relating to Filetrust (the "Microsoft Agreements"), subject to
                                           --------------------
                           the provisions of Section 8.1 below.

         1.2. Excluded Assets. Notwithstanding the foregoing, the Seller is not
              ---------------
selling and the Buyer is not purchasing pursuant to this Agreement, and the term "Acquired Assets" shall not include, any of the following assets (collectively,
 ---------------
the "Excluded Assets"):
     ---------------

                  (a) except for the Customer Agreements and Microsoft Agreements, all of the rights of Seller and Seller's Affiliates with respect to any contracts, bids, subcontracts or other agreements for the provision of Filetrust services, including without limitation, one or more agreements with StorageNetworks, Inc., and Exodus Communications, Inc. (with such contracts, bids, subcontracts and agreements, together with all related change orders, extra work orders and other amendments and modifications thereto being referred to herein as the "Retained Contracts");
                 ------------------

                  (b) all other assets relating specifically to Retained Contracts.

                  (c) any capital stock or equity interest in the Seller;

                  (d) all foreign, federal, state or local Tax (as defined in Article 13) refunds, Tax refund claims and Tax credits, deductions or other Tax benefits of the Seller relating to periods prior to the Closing Date;

                  (e) all indemnity and contribution rights granted to the Seller or owed by third parties to the Seller with respect to Excluded Liabilities (as defined in Article 2) and any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by the Seller of the Excluded Liabilities;

                  (f) all of Seller's rights, claims, actions, causes of action, vendor, supplier and similar claims, judgments and demands of whatever nature relating to Excluded Assets;

                  (g) all of Seller's deferred charges, advance payments, prepaid items, security and other deposits, claims for refunds, rights of offset, and credits of all kinds, relating specifically to the Excluded Assets or to the Excluded Liabilities;

                  (h) the consideration received by the Seller pursuant to this Agreement;

                  (i) the rights of the Seller under this Agreement; and

                  (j) any and all rights in and to the names "Fleet", "FleetBoston Financial Corporation" or any names containing any reference or references thereto, including without limitation, the registered designmark for Filetrust containing the words "from Fleet", filed as Application No. 76098670 with the U.S. Patent and Trademark Office (the "Designmark"), subject to the
                                                ----------
provisions of Section 8.2 below.

         1.3      Seller's Affiliates. Notwithstanding anything to the contrary
                  -------------------
in this Agreement, Seller represents that the Mark, Designmark and Domain Name are owned by one or more Affiliates of Seller, and accordingly, any representations with respect to the Mark or Domain Name in this Agreement shall be deemed to have been made by such Affiliate (provided that the provisions of Article 12 shall apply as if such representations had been made by Seller), and Seller shall cause such Affiliate to take any and all action required by this Agreement with respect to the Mark, Domain Name and/or Designmark.

                                    Article 2
                                    ---------
                        Assumption of Certain Obligations
                        ---------------------------------

         Subject to the obligation of the Seller to indemnify the Buyer with respect to certain obligations and liabilities of the Seller pursuant to Section 12.1, at the Closing the Buyer shall assume, and agree to pay, perform, fulfill and discharge, the following obligations of the Seller relating to the Purchased Business (collectively, the "Assumed Liabilities"): all obligations
                                       -------------------
under the Customer Agreements and the Microsoft Agreements to the extent such obligations accrue after the Closing and relate to the operation of the Purchased Business after the Closing. The Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of any nature, fixed or contingent or known or unknown, of the Seller whatsoever other than as specifically set forth in this Article 2 (with all such unassumed liabilities and obligations referred to in this Agreement as the "Excluded Liabilities").
                                                      --------------------

                                    Article 3
                                    ---------
                                 Purchase Price
                                 --------------

         3.1. Purchase Price to be Paid at Closing. At the Closing, the Buyer
              ------------------------------------
shall pay to the Seller the sum of One Hundred Seventy Five Thousand Dollars ($175,000.00) by certified check or wire transfer to an account designated in writing by Seller, and Buyer shall issue Three Hundred Fifty Thousand (350,000) shares of Buyer's common stock to Seller or to Seller's Affiliate designated by Seller, pursuant to Section 3.2 below (collectively, the "Purchase Price").
                                                          --------------

         3.2. Common Stock At the Closing, the Buyer or its transfer agent,
              ------------
shall deliver to the Seller or Seller's Affiliate (as designated by Seller), a stock certificate for Three Hundred Fifty Thousand (350,000) shares of common stock of the Buyer, $0.001 par value per share (the "Shares"). If the Shares are
                                                     ------
not registered under the United States Securities Act of 1933, as amended (the "Act"), or the securities laws of any State of the United States (the "State
 ---                                                                   -----
Acts"), the Shares shall be issued to the Seller or Seller's Affiliate with the
----
following rights:

              (a) Piggyback Registration Rights. If at any time the Buyer shall
                  -----------------------------
         determine to register any of its shares of common stock under the Act, the Buyer shall include in such registration statement all of the Shares for registration therewith.

              (b) [Intentionally Omitted]

              (c) Transfers Pursuant to Rule 144. The Buyer shall use its
                  ------------------------------
         commercially reasonable best efforts to take all action as may be reasonably required as a condition to the availability of Rule 144 under the Act (or any successor exemptive rule hereinafter in effect) with respect to the Shares. The Buyer agrees to provide to the Seller upon written notice (i) a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual report or quarterly report of the Buyer as filed with the Securities and Exchange Commission (the "SEC"), and (iii) such
                                                           ---
         other reports and documents as a stockholder of the Buyer may reasonably request in availing itself of any rule or regulation of the SEC allowing a stockholder of the Buyer to sell any of its shares of the Buyer without registration under the Act. The Buyer further agrees to use its commercially reasonable best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Act, which efforts shall include, but not be limited to, timely notice to its transfer agent to expedite such transfer(s) of the Shares.

              (d) Expenses. The Buyer agrees to assume all costs and expenses of
                  --------
         each such registration pursuant to this Paragraph 3.2, including, but not limited to, printing, legal and accounting professional fees, SEC and National Association of Securities Dealers, Inc. filing fees and expenses and all "blue sky" fees and expenses.

                  (e) Transferability to Successors. The registration rights
                      -----------------------------
         provided in this Paragraph 3.2 shall inure for the benefit of the successors in interest of the Seller or Seller's Affiliate, whether by merger, consolidation or acquisition.

         The Buyer represents and warrants the Shares shall be issued to the Seller free and clear of all claims, liens, charges and encumbrances and if not registered with the SEC, shall be validly issued pursuant to an available exemption from the Act. This Section 3.2 shall survive the Closing.

         3.3. Warrants. At the Closing, the Buyer or its transfer agent, shall deliver to the Seller or Seller's Affiliate (as designated by Seller) warrants to purchase one hundred fifty thousand shares of Buyer's common stock, as further described in Section 4.3 below.

                                    Article 4
                                    ---------
                                     Closing
                                     -------

         4.1.     Time and Place. The closing of the transfer and delivery of
                  --------------
all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held on February 4, 2002, or on such other date and time as shall be mutually agreed to by the Buyer and the Seller, at the offices of Seller, 100 Federal Street, Boston, Massachusetts, it being understood and agreed that time is of the essence of this Agreement. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date". The Closing will be deemed
                                     ------------
to be effective for purposes of this Agreement as of the opening of business on the Closing Date.

         4.2.     Transactions at Closing. At the Closing:
                  -----------------------

                  (a) The Seller and Buyer shall duly execute and deliver an Assignment and Assumption Agreement with respect to the Acquired Assets and Assumed Liabilities, to be in the form of Exhibit A attached
                                                       ---------
         hereto.

                  (b) The Buyer shall deliver the Purchase Price as set forth in
         Article 3 above.

                  (c) The Buyer and the Seller shall enter into a two-year enterprise license (the "License") for the internal use of Filetrust by
                                  -------
         employees of Seller and its Affiliates, such License to be substantially in the form of Exhibit B hereto.
                                      ---------

                  (d) The Buyer shall grant Seller a license to re-market Filetrust-related products and other Buyer-related products (the "Re-Licensing Agreement"), whereby Seller shall receive the following:
          ----------------------
         50% of all revenues received for Filetrust-related products (whether called "Filetrust" or identified by some other name) and 20% of revenues received for other Buyer-related products, such Re-Licensing Agreement to be substantially in the form of Exhibit C hereto.
                                                      ---------

                  (e) Seller shall cause its Affiliate to execute and deliver to the Buyer the trademark assignment to effect a transfer of the Mark in the form attached of Exhibit D hereto, which Buyer shall be responsible
                              ---------
         for filing at the U.S. Trademark and Patent Office together with the so-called "Recordation Form Cover Sheet."

                  (f) Seller shall cause its Affiliate to file with the U.S. Trademark and Patent Office a cancellation of the Designmark.

                  (g) Seller shall have the right to designate one (1) member to Buyer's Board of Advisors.

         4.3.     Additional Purchase Price. The Buyer agrees to pay the Seller
                  -------------------------
or Seller's Affiliate (as designated by Seller), as additional consideration for the Acquired Assets ("Additional Purchase Price"), up to one million (1,000,000)
                      -------------------------
warrants (subject to adjustment as described in the Warrant Agreement in the form attached hereto as Exhibit E (the "Warrant Agreement")) to purchase common
                        ---------       -----------------
stock of Buyer, subject to the following terms and conditions:

                  (a) Buyer shall issue to Seller, or Seller's Affiliate (as designated by Seller), on the Closing Date, warrants to purchase one hundred fifty thousand (150,000) shares of common stock of Buyer (the "Initial Warrants"), and subsequent to the Closing, one (1) warrant to
          ----------------
         purchase one (1) share of common stock of Buyer for every one ($1.00) dollar of revenue (the "Revenue Warrants"; the Initial Warrants and the
                                 ----------------
         Revenue Warrants are collectively referred to as the "Warrants") generated by Filetrust or its derivative products for a period of two
         (2) years from the Closing Date, whether referred to by the "Filetrust" name or otherwise (the "Revenue"), provided, however, that for the
                                 -------
         purpose of calculating such revenue generated, any amounts received from Seller pursuant to the License shall be excluded (the "Excluded
                                                                     --------
         Revenue"). The Initial Warrants shall be issued at the Closing and the
         -------
         Revenue Warrants shall be issued on an annual basis, all pursuant to the Warrant Agreement. Commencing as of Closing Date and for a period of two (2) years thereafter, no later than the thirtieth (30th) day of the calendar month after the end of each fiscal quarter of the Buyer, Buyer shall provide to Seller a report, certified by Buyer's chief financial officer, detailing the calculation of the Revenue and the Excluded Revenue for the prior fiscal quarter. In the event that the Seller disagrees with such calculation it shall notify the Buyer in writing. At the request of either party, the Seller and the Buyer will meet to attempt to resolve any such disagreement prior to invoking the procedures set forth in Section 14.12 below. In addition, the Buyer will provide the Seller and its accountants access to the Buyer's books and records to the extent reasonably necessary to verify the calculation of the Revenue and Excluded Revenue.

                  (b) The Warrants granted shall be fully vested and exercisable in full. Each Warrant granted shall have an exercise price equal to the trading price of a share of Buyer's common stock as of the close of trading as of the date of this Agreement. The term of each Warrant shall be five (5) years from the date of issuance of the Warrant.

                  (c) The Warrants shall entitle Seller to receive upon payment of the exercise price, shares of common stock of Buyer, subject to the same registration rights as set forth in Section 3.2 (a) above.

                  (d) The Warrants and associated rights provided in this Paragraph 4.3 shall inure for the benefit of the successors in interest of the Seller, whether by merger, consolidation or acquisition.

                  (e) This Paragraph 4.3 shall survive the Closing.

                                    Article 5
                                    ---------
                  Representations and Warranties of the Seller
                  --------------------------------------------

         The Seller represents and warrants to the Buyer as follows:

         5.1.     Organization; Authority. The Seller is a corporation duly
                  ------------  ---------
organized, validly existing and in good standing under the laws of its jurisdiction of organization with corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The Seller has sufficient corporate power and authority to own or lease its interests in the Acquired Assets and to carry on the Purchased Business as now conducted.

         5.2. Binding Effect. This Agreement has been duly authorized by all
              --------------
necessary corporate action of the Seller and this Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms.

         5.3. Non-Contravention. Except for consent to transfer the Microsoft
              -----------------
Agreements, neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of; or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any of the Acquired Assets pursuant to (a) any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties (including, without limitation, any of the Acquired Assets) is bound or to which the Seller or any of its properties is subject, or (b) the articles of incorporation or By-laws or other constitutive documents of the Seller.

         5.4. Litigation. etc. No action, suit, proceeding or investigation is
              ----------------
pending or, to the knowledge of the Seller, threatened, against the Seller, any of its Affiliates (as defined in Article 13) or any of its directors or officers relating to or affecting the Purchased Business or any of the Acquired Assets, or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby or thereby, except for any actions, suits, proceedings or investigations that individually or in the aggregate will not have a material adverse effect on the business, financial condition or results of operations of the Purchased Business or the ability of the Seller to consummate the transactions contemplated by this Agreement (with each of the foregoing referred to herein as a "Material Adverse Effect").
                                   -------- ------- ------

         5.5. Conformity to Law. The Seller has complied in all material
              -----------------
respects with, and is in compliance in all material respects with, all laws, statutes, governmental regulations and all judicial or administrative or tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Purchased Business or any of the Acquired Assets. The Seller has not committed, been charged with, or to the knowledge of the Seller been under investigation with respect to, nor to the knowledge of the Seller does there exist, any violation of any provision of any national, state or local law or administrative regulation in respect of the Purchased Business or any of the Acquired Assets, except for any violation that singly or in the aggregate will not have a Material Adverse Effect and will not restrict or limit the ability of the Buyer to operate the Purchased Business after the Closing Date.

         5.6. Title to Acquired Assets. The Seller is the lawful owner of, has
              ------------------------
good and valid record and marketable title to, and, except for consents to transfer required from other parties to the Microsoft Agreements, has the full right to sell, convey, transfer, assign and deliver the Acquired Assets and all of the Acquired Assets are free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof.

         5.7. Equipment. Schedule 1.1(b) hereto sets forth a complete and
              -------------------------
accurate list of the Equipment, which is being transferred in its "as is" condition without any further representation or warranty.

         5.8 Intangibles.

                 (a) The Seller owns or has the sole and exclusive right to use all Intangibles, and the consummation of the transactions contemplated hereby will not alter or impair any such right.

                 (b) Neither the Seller, nor to the knowledge of the Seller, the other party or parties thereto, is in breach of any agreement or license relating to Intangibles, except for any breaches that singly or in the aggregate would not have a Material Adverse Effect. No claims have been asserted, and to the knowledge of the Seller, no claims are pending, by any Person regarding use of any such Intangibles, or challenging or questioning the validity or effectiveness of any license or agreement relating to Intangibles, and to the knowledge of the Seller, there is no basis for such claim except in the case of any of the foregoing for any claims that individually or in the aggregate will not have a Material Adverse Effect. To the knowledge of the Seller, the use by the Seller of any Intangibles does not conflict with or infringe on the rights of any Person and the Seller has not received any claim or written notice from any Person to such effect, except for any conflicts, infringements or violations that singly or in the aggregate will not have a Material Adverse Effect. To the knowledge of the Seller, no third party is infringing, violating or otherwise using, in an unauthorized manner, any Intangibles of the Seller relating to the Purchased Business, except for any conflicts, infringements or violations that singly or in the aggregate will not cause any Intangibles to no longer be available to the Seller or otherwise have a Material Adverse Effect.

         5.9.     Brokers. The Seller has not retained, utilized or been
                  -------
                  represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         5.10.    Accredited Investor. The Seller is an "accredited investor" as
                  -------------------
                  defined in Regulation D under the Act.

         5.11.    Assets. Other than the Excluded Assets and the Acquired
                  ------
                  Assets, there are no other assets necessary to operate the Purchased Business in Seller's working environment.


                                    Article 6
                                    ---------
                   Representations And Warranties of the Buyer
                   -------------------------------------------

         The Buyer represents and warrants to the Seller as follows:

         6.1. Organization and Standing of Buyer. The Buyer is a corporation
              ----------------------------------
duly organized, validly existing and in good standing under the laws of the State of Nevada. The Buyer has full power and authority under its Certificate of Incorporation and By-Laws and applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         6.2. Corporate Approval; Binding Effect. The Buyer has obtained all
              ----------------------------------
necessary corporate authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         6.3. Non-Contravention; Approvals. Neither the execution and delivery
              ----------------------------
of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer pursuant to (a) the Certificate of Incorporation or By-Laws of the Buyer; (b) any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which the Buyer or any of its properties is subject. No consent, approval or authorization of, or registration, qualification or filing by the Buyer with, any governmental agency or authority is required for the execution and delivery of this Agreement by the Buyer or for the consummation by the Buyer of the transactions contemplated hereby.

         6.4. Litigation, Etc. No action, suit, proceeding or investigation is
              ---------------
pending or, to the knowledge of the Buyer, threatened, against the Buyer relating to or affecting the Purchased Business or any of the Acquired Assets, or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby, nor to the Buyer's knowledge, is there any basis for any such action, suit, proceeding or investigation.

         6.5. Brokers. The Buyer has not retained, utilized or been represented
              -------
by any broker or finder in connection with the transactions contemplated by this Agreement.

                                    Article 7
                                    ---------
                       Conduct of Business Pending Closing
                       -----------------------------------

         Each of the Seller and the Buyer covenant and agree that, from and after the date of this Agreement and until the Closing or termination of this Agreement, except as otherwise specifically consented to or approved by the other party or parties hereto, each of the Seller and the Buyer shall perform their respective covenants set forth below.

         7.1  Full Access. The Seller shall afford to the Buyer and its
              -----------
authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of the Seller relating to the Purchased Business and a full opportunity to make such investigations as it shall desire to make of the Purchased Business or with respect to the Acquired Assets and Assumed Liabilities, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the Purchased Business as the Buyer may reasonably request. The Buyer agrees to conduct its investigation in a manner so as not to unreasonably disrupt the Purchased Business.

         7.2. Carry on in Regular Course. The Seller shall carry on the
              --------------------------
Purchased Business substantially in the same manner as it is currently conducting the Purchased Business and shall not make or institute any unusual or novel methods of purchase, sale, lease, accounting or operation.

         7.3. No Default. The Seller shall not do any act or omit to do any act,
              ----------
or permit any act or omission to act, which will cause a material breach of any of the Customer Agreements or Microsoft Agreements.

         7.4. Compliance with Laws. The Seller shall comply in all material
              --------------------
respects with all laws, regulations and orders applicable with respect to the Purchased Business or the Acquired Assets or as may be required for the valid and effective transfer of the Acquired Assets.

         7.5. Advice of Change. The Seller will promptly advise the Buyer in
              ----------------
writing of any material adverse change in the business, financial condition, operations, prospects or assets of the Seller of which the Seller has or obtains knowledge.

         7.6. Satisfaction of Conditions Precedent. The Seller shall use its
              ------------------------------------
commercially reasonable efforts to cause the conditions set forth in Article 9 to be satisfied as promptly as practicable. The Buyer shall use its commercially reasonable efforts to cause the conditions set forth in Article 10 to be satisfied as promptly as practicable.

                                    Article 8
                                    ---------

                                    Covenants

         8.1. Microsoft Agreements. Seller hereby represents that assignment of
              --------------------
the Microsoft Agreements is subject to the prior written consent of Microsoft or its Affiliates. Seller is willing to seek such consent, provided that Microsoft or its Affiliates release Seller from all liability under the Microsoft Agreements arising after the Closing Date. Notwithstanding anything to the contrary in this Agreement, to the extent that such consent and release are not obtained prior to the Closing, nothing in this Agreement will constitute a transfer or an attempted transfer thereof, and Seller shall terminate the Microsoft Agreements, in which such case, Buyer shall enter into new agreements with Microsoft and/or its Affiliates in order to operate Filetrust.

         8.2. Future Use of Name. The Buyer agrees that Buyer shall have no
              ------------------
right to use the words "Fleet" or "FleetBoston" or any other name that is deceptively similar thereto in conducting any business endeavor (collectively, "Seller's Name"). The Buyer agrees, effective as of the Closing Date to delete
 -------------
all references to Seller's Name in any document, instrument, material or matter relating to Filetrust, and to delete all links to internet sites with the Seller's Name from the www.filetrust.com internet site. Neither Seller nor its
                       -----------------
Affiliates shall object to Buyer's registering after the Closing Date a designmark similar to the registered Designmark for Filetrust without any reference to Seller's Name.

         8.3  Future Operation. For a period of two (2) years following the
              ----------------
Closing Date, Buyer shall use best efforts to operate the Purchased Business as a commercially viable enterprise, and Buyer shall not assign, transfer or sell the Purchased Business without the prior written consent of Seller, which consent Seller shall have the right to withhold if such transaction would have a Material Adverse Effect on the Additional Purchase Price, provided however, that such consent shall not be necessary if the Purchased Business is sold by Buyer as part of a transaction in which Buyer is selling all or substantially all of Buyer's assets to an entity that is not an Affiliate of Buyer or if Buyer is acquired by an entity that is not an Affiliate of Buyer.

         8.4  Notification regarding Customer Agreements. Prior to the Closing
              ------------------------------------------
Date, Seller shall have the right to give notice to the persons with whom Seller has entered in to the Customer Agreements informing them of the sale of the Purchased Business. Such notification shall be made in accordance with Seller's then existing policies relating to privacy matters.

                                    Article 9
                                    ---------
                  Conditions Precedent To Buyer's Obligations.
                  --------------------------------------------

         The obligations of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         9.1. Representations and Warranties True at Closing. The
              ----------------------------------------------
representations and warranties made by the Seller in this Agreement hereto shall be true and correct in all material respects (with the foregoing materiality standard not to be construed in a manner giving duplicative effect to any materiality standard contained in the terms of such representation or warranty) at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         9.2. Compliance With Agreement. The Seller shall have performed and
              -------------------------
complied in all material respects (with the foregoing materiality standard not to be construed in a manner giving duplicative effect to any materiality standard contained in the terms of any such obligation) with all of its obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

         9.3.  No Material Adverse Change. There shall not have been, or
               --------------------------
threatened to be, any material damage to or loss or destruction of any property or assets owned or leased by the Seller (whether or not covered by insurance) or any Material Adverse Change in the Purchased Business.

         9.4.  Closing Certificates. The Seller shall have delivered to the
               --------------------
Buyer in writing, at and as of the Closing, a certificate certifying that the conditions in each of Sections 9.1, 9.2 and 9.3 have been satisfied.

         9.5.  No Litigation. No restraining order or injunction shall prevent
               -------------
the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body (i) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) in connection with any claim for damages against the Seller or with respect to the Acquired Assets, except for any such claims that singly or in the aggregate would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Purchased Business.

                                   Article 10
                                   ----------
             Conditions Precedent to the Obligations of the Seller.
             ------------------------------------------------------

         The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

         10.1. Representations and Warranties True at Closing. The
               ----------------------------------------------
representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects (with the foregoing materiality standard not to be construed in a manner giving duplicative effect to any materiality standard contained in the terms of such representation or warranty) at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         10.2. Compliance with Agreement. The Buyer shall have performed and
               -------------------------
complied in all material respects (with the foregoing materiality standard not to be construed in a manner giving duplicative effect to any materiality standard contained in the terms of any such obligation) with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         10.3. Closing Certificate. The Buyer shall have delivered to the Seller
               -------------------
in writing, at and as of the Closing, a certificate to the effect that the conditions in each of Sections 10.1 and 10.2 have been satisfied.

         10.4. No Litigation. No restraining order or injunction shall prevent
               -------------
the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                       Article 11 [INTENTIONALLY OMITTED]

                                   Article 12
                                   ----------
                                 Indemnification

         12.1. Indemnity by the Seller. Subject to the provisions of Sections
               -----------------------
12.3 through 12.7, the Seller agrees to indemnify and hold the Buyer and its Affiliates harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising directly or indirectly out of any of the following:

                  (i) Any inaccuracies in any representation or warranty made by the Seller in this Agreement or any failure or breach by the Seller of any covenant, obligation, or undertaking made by the Seller in this Agreement;

(ii) Except for the Assumed Liabilities, and whether or not the event, circumstance or fact giving rise to Losses also constitutes a breach of any of the representations or warranties or covenants of the Seller, any and all claims, liabilities and obligations arising out of the operation of the Purchased Business or the use of the Acquired Assets in the operation thereof or any business carried on by the Seller or any of its predecessors on or prior to the Closing Date (whether asserted before or after the Closing Date);

                  (iii) any claim, liability or obligation relating to any broker or finder retained or utilized by the Seller or representing the Seller in connection with the transactions contemplated by this Agreement.

         12.2.    Indemnity by the Buyer. Subject to the provisions of Sections
                  ----------------------
12.3 through 12.7, the Buyer agrees to indemnify and hold the Seller and its Affiliates harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (also referred to herein as "Losses"), related to or arising directly or indirectly out of any of the following:

                  (i) any inaccuracies in any representation or warranty made by the Buyer in this Agreement or any failure;

                  (ii) any breach by the Buyer of any covenant, obligation or undertaking made by the Buyer in this Agreement (including without limitation any failure by the Buyer to pay or perform any of the Assumed Liabilities);

                  (iii) any claim, liability or obligation relating to any broker or finder retained or utilized by the Buyer or representing the Buyer in connection with the transactions contemplated by this Agreement; or

                  (iv) except for those matters for which the Buyer is entitled to indemnification under Section 12.1 and whether or not the event, circumstance or fact giving rise to Losses also constitutes a breach of any of the Buyer's representations or warranties or covenants, any and all claims, liabilities and obligations arising out of the operation of the Purchased Business after the Closing Date.

         12.3.    Time Limitations. Neither the Seller nor the Buyer shall be
                  ----------------
liable to the other under this Article 12 for any claim under Section 12.1 or
Section 12.2(i) or (iii) (each a "Specified Misrepresentation Claim") unless the
                                  ---------------------------------
claim is asserted in writing by the party seeking indemnification hereunder no later than six months from the Closing Date. Any claim for indemnification under Sections 12.2(ii) or (iv) may be made at any time in the future, subject to any applicable statute of limitations.

         12.4.    Materiality Standards; Dollar Thresholds.
                  ----------- ---------- ------ ----------

                  (a) For purposes of determining those Losses arising from breaches of representations, warranties or covenants that will be considered immaterial in nature and accordingly not subject to indemnification hereunder, the Buyer and the Seller have agreed to use predictable dollar thresholds as provided in this paragraph (a). Accordingly, the Buyer and the Seller agree that with respect to any representation, warranty or covenant referred to in Section 12.1(i) or 12.2(i), if such representation, warranty or covenant contains a materiality qualification (e.g. "material," "materially," "material to the Purchased Business," "in all material respects," or similar qualifiers), such materiality qualification shall be deemed to have been met, and such representation, warranty or covenant shall be deemed to have been breached, if the Buyer or the Seller, as applicable, incurs or is alleged to have incurred Losses in excess of $5,000 in connection with the matter or event to which such representation, warranty or covenant relates.

                  (b) Neither the Seller nor the Buyer shall be liable to the other for any Specified Misrepresentation Claim, if the total Losses with respect to such Specified Misrepresentation Claim do not exceed $5,000 ("Minor Claims").
                  ------------

                  (c) The Seller shall not be liable to the Buyer for any Specified Misrepresentation Claims, unless and until the total Losses suffered by the Buyer with respect to all Specified Misrepresentation Claims exceeds $100,000, excluding Losses with respect to Minor Claims, and then only to the extent of such excess. The Buyer shall not be liable to the Seller for any Specified Misrepresentation Claims unless and until the total Losses suffered by the Seller with respect to all Specified Misrepresentation Claims exceeds $100,000, excluding Losses with respect to Minor Claims, and then only to the extent of such excess.

                  (d) The total amount payable under Sections 12.1 or 12.2 by either party shall not exceed $500,000 and the provisions of this
         Article 12 shall be the exclusive remedy of the parties.

         12.5.    Claims.
                  ------

                  (a) Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other party hereto
         -----------------
        obligated to provide indemnification hereunder (the "Indemnifying
                                                             ------------
        Party") of any action, suit, proceeding, demand or breach (a "Claim")
        -----                                                         -----
        with respect to which the Indemnified Party claims indemnification hereunder. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), upon receipt of such notice from the Indemnified
         -----------------
        Party, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim.

                        (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

                        (ii) the Indemnified Party does not give the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable; and

                        (iii) the Indemnifying Party establishes to the
                  reasonable satisfaction of the Indemnified Party that the Indemnifying Party has (and will continue to have) adequate financial resources to satisfy and discharge such action or claim.

                  The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

                 (b) Notwithstanding the foregoing provisions of this Section 12.5, (i) no Indemnifying Party shall be entitled to settle any Third Party Claim without the Indemnified Party's prior written consent unless as part of such settlement the Indemnified Party is released in writing from all liability with respect to such Third Party Claim and (ii) no Indemnified Party shall be entitled to settle any Third Party Claim without the Indemnifying Party's prior written consent unless as part of such settlement the Indemnifying Party is released in writing from all liability with respect to such Third Party Claim.

                 (c) In the event one party hereunder should have a claim for indemnification that does not involve a Third-Party Claim, the party seeking indemnification shall promptly send notice of such Claim to the other party. If the latter disputes such Claim, such dispute shall be resolved by agreement of the parties or by arbitration pursuant to
        Section 14.13.

         12.6.   Method and Manner of Paying Claims; Set-Off. Subject to the
                 -------------------------------------------
Indemnifying Party's right pursuant to Section 12.5 to defend, negotiate, compromise and settle a Third Party Claim, the amount of any Claim shall be paid by the Indemnifying Party forthwith on demand. The unpaid balance of a Claim shall bear interest at the Seller's base rate plus 2% from the date notice thereof is given by the Indemnified Party to the Indemnifying Party; provided that the Indemnifying Party shall only be obligated to pay interest on that portion of such Claim ultimately determined to be owed to the Indemnified Party. Any amounts owed by the Seller or to the Buyer or one of its Affiliates (whether under this Agreement or otherwise) may be set off in satisfaction of amounts owed by the Buyer or one of its Affiliates to the Seller (whether under this Agreement or otherwise) and vice versa.

         12.7.   Insurance Proceeds.
                 --------- --------

                 (a) No Indemnified Party shall be obligated to pursue or collect from any insurer prior to making a claim for indemnification pursuant to this Article 12 and no Indemnifying Party shall be entitled to postpone performance of any indemnification obligation under this
        Article 12 while an insurance claim is pending. However, without limiting any of the provisions of Sections 12.1 through 12.6, in connection with any matter subject to indemnification under this Article 12, all parties shall cooperate with each other in giving notice of any claim to any insurer (including an insurer of an Indemnified Party) and shall provide reasonable assistance in the collection of any such claim; provided however, that there is no duty to provide notice, cooperate or
        -------- -------
        assist with respect to an Indemnified Party's insurance policies (including the Insurance Policies) where the Indemnified Party determines in its sole discretion that such notice, cooperation or assistance could invalidate any portion of the coverage available under such policy or result in the imposition of retroactive premiums or prospective premium increases. In addition, if an Indemnified Party makes such a determination after it has notified its insurer, it shall be entitled to retract such notice.

                 (b) If an Indemnified Party actually receives insurance proceeds, the amount for which such Indemnified Party is entitled to indemnification under this Article 12 shall be reduced appropriately. In the event an Indemnified Party receives insurance proceeds after being paid by the Indemnifying Party with respect to an indemnifiable matter under this Article 12) the Indemnified Party will remit such proceeds to the Indemnifying Party, up to the amount previously paid by the Indemnifying Party with respect to such matter. Nothing in this Section
        12.7 shall be deemed to waive or limit the subrogation rights of any insurer.

                                   Article 13
                                   ----------
                               Certain Definitions
                               -------------------

         Certain capitalized terms are defined elsewhere in this Agreement and are used in this Agreement as so defined. As used herein the following terms not otherwise defined have the following respective meanings:

         "Affiliate": with respect to any Person, any Person controlling,
          ---------
controlled by or under common control with such Person.

         "Control": (including its correlatives "controlled by" and "under
          -------                                                    -----
common control with") the possession, directly or indirectly, of the power to
--------------
direct or cause the direction of the management or policies of any Person through ownership of a majority of securities or partnership or other ownership rights or agreements.

         "Knowledge" or "to knowledge of the Seller" or similar knowledge
          ---------
qualifications shall be deemed to include all facts or circumstances that any of the following persons knew or should have known after a diligent inquiry into the relevant subject matter: Matthew Lehman.

         "Person":  A corporation, an association, a partnership, a limited
          ------
liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Tax": Any federal, state, local, or foreign income, gross receipts,
          ---
franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

                                   Article 14
                                   ----------
                                    General

         14.1. Expenses. All sales taxes payable with respect to the sale and
               --------
conveyance of the Acquired Assets to the Buyer shall be paid by the Seller. All filing fees payable with respect to transfer of the Acquired Assets (to the U.S. Patent and Trademark Office or otherwise) shall be paid by the Buyer and, pursuant to Section 3.2(d) above, all registration expenses shall be paid by the Buyer. Except as otherwise set forth in this Section 14.1, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         14.2. Notices. All notices, demands and other communications hereunder
               -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

         If to the Seller, to:          Fleet National Bank
                                        100 Federal Street
                                        Global Internet Strategy
                                        MA/DE/10023C
                                        Boston, MA 02110
                                        Attn:  Matthew Lehman

         With a copy sent contemporaneously to:

                                   Fleet National Bank
                                   100 Federal Street
                                   Law Department
                                   MA/DE/10019D
                                   Boston, MA 02110
                                   Attn:  Robert Fitzpatrick

         If to the Buyer, to:      Mangosoft, Inc.
                                   1500 West Park Drive, Suite 190
                                   Westborough, MA 01581
                                   Attn: Chief Financial Officer

         with a copy sent contemporaneously to:

                                   Proskauer Rose LLP
                                   1585 Broadway
                                   New York, New York 10036
                                   Attn:  Arnold Levine, Esq.

         14.3. Entire Agreement. This Agreement (including the Exhibits and
               ----------------
Schedules hereto) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         14.4. Governing Law. The validity and construction of this Agreement
               -------------
shall be governed by the internal laws (and not the choice-of-law rules) of the State of New York.

         14.5. Sections and Section Headings. The headings of sections and
               -----------------------------
subsections are for reference only and shall not limit or control the meaning thereof.

         14.6. Assigns. This Agreement shall be binding upon and inure to the
               -------
benefit of the parties hereto and their respective heirs and successors. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, except that such consent shall not be necessary in connection with an assignment if the Purchased Business is sold by Buyer as part of a transaction in which Buyer is selling all or substantially all of Buyer's assets to an entity that is not an Affiliate of Buyer, nor such consent be necessary if either party is acquired (directly or indirectly) by an entity that is not an Affiliate of such party. No such assignment shall relieve the parties from their obligations under this Agreement.

         14.7      Survival and Materiality of Representations and Warranties.
                   ----------------------------------------------------------
The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall survive the Closing and the consummation of the transactions contemplated hereby. Such representations and warranties shall expire on the last day (if any) on which a claim for indemnification may be made pursuant to Article 12 for a breach thereof.

         14.8      Further Assurances. From time to time, at the request of the
                   ------------------
 Buyer and without further consideration, the Seller shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require more effectively to convey and transfer any of the Acquired Assets to the Buyer. The Seller and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

         14.9.  No Implied Rights or Remedies. Except as otherwise expressly
                -----------------------------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except the Seller and the Buyer, any rights or remedies under or by reason of this Agreement.

         14.10. Counterparts. This Agreement maybe executed in multiple
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.11. Public Statements or Releases. The parties hereto each agree
                -----------------------------
that both prior to and following the consummation of the Closing, no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of; this Agreement or the transactions provided for herein, without first obtaining the consent of the other parties hereto to the form of such announcement or statement. Nothing contained in this Section 14.11 shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party's legal or contractual obligations or to satisfy the closing conditions contained herein.

         14.12. Dispute Resolution.
                ------------------

         (a) In the event that there is a dispute or claim (a "dispute") between the parties hereto in any way relating to this Agreement or the acquisition by the Buyer of the Purchased Business, then the complaining party shall initially give written notice to the other party setting forth the particulars of such dispute in reasonable detail (a "Dispute Notice"). Following the receipt of such Dispute Notice, a designated executive of each party shall negotiate in good faith with its designated counterparty with a view to reaching an agreement with respect to the dispute referred to in such Dispute Notice. If following 90 calendar days after the receipt of such Dispute Notice such executives are unable to reach an agreement with respect to such dispute, such dispute shall be settled by arbitration before a panel of three arbitrators (with one designated by the Buyer and one designated by the Seller, and the third arbitrator designated by the first two) pursuant to the rules of the American Arbitration Association. Any arbitrator designated by the Buyer or the Seller must be an "Independent Person." For the purposes of this Section 14.12, an "Independent Person" shall be an individual who is not and has not been (i) a
    ----------- ------
director, officer, employee, agent or shareholder of any party hereto, (ii) a consultant to any party hereto, (iii) a person with a direct or indirect financial interest in any contract with either party hereto, (iv) a director, officer or key employee of a company at a time when such company was party to a contract with either party hereto, or (v) a relative of any person referred to in clauses (i), (ii), (iii) or (iv) above. As used in the immediately preceding sentence, the term "any party hereto" shall be deemed to include any Affiliates of the parties hereto. Any such arbitration shall take place in Boston, MA. Arbitration may be commenced at any time by either party hereto giving written notice to the other party hereto that such dispute has been referred to arbitration under this Section 14.12. The third arbitrator shall be selected as prescribed above, but if the first two arbitrators do not so agree within 30 days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the American Arbitration Association from the Commercial Arbitration Panel (and not the Construction Arbitration Panel) maintained by such Association Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such
                                                --------  -------
award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. In making such award, the arbitrators shall be authorized to award interest on any amount awarded. This provision for arbitration shall be specifically enforceable by the Seller and the Buyer and, except as otherwise set forth below, the decision of the arbitrators in accordance herewith shall be final and binding. Either party to an arbitration may petition the court in Massachusetts to confirm, correct or vacate the award on the grounds stated in the Federal Arbitration Act, or to enter judgment on the arbitration award. Each of the Seller and the Buyer shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if
                                                     --------  -------
in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was frivolous or in bad faith, the arbitrators may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

         (b) To the extent that arbitration may not be legally permitted hereunder and the Seller and the Buyer do not at the time of such dispute or claim mutually agree to submit such dispute or claim to arbitration either the Seller or the Buyer may commence a civil action in a court of appropriate jurisdiction to solve disputes or claims hereunder. Nothing contained in this
Section 14.12 shall prevent the Seller and the Buyer from settling any dispute or claim by mutual agreement at any time.

                  (c) Neither party shall be precluded hereby from seeking, from the courts of any jurisdiction, provisional or equitable remedies of a type not available in arbitration, including without limitation, temporary restraining orders and preliminary or permanent injunctions, nor shall the pursuit of such provisional or equitable relief constitute a waiver or modification of such party's right and obligation to arbitrate any related or unrelated dispute which is otherwise subject to arbitration under this Agreement, unless such waiver is expressed in writing and signed by such party. In the event any person not a party to this Agreement shall commence any interpleader or similar action which either directly or indirectly raises issues which are subject to arbitration hereunder, the Seller and the Buyer shall seek a stay of such proceedings pending arbitration in accordance with this Agreement.

                  (d) In the event of any Third Party Claim where the Indemnifying Party does not assume the defense of such Third Party Claim, nothing in this Section 14.12 shall prevent the Indemnified Party from impleading the Indemnifying Party or otherwise joining the Indemnifying Party to any litigation relating to such Third Party Claim.

         14.14. Construction. The language used in this Agreement will be deemed
                ------------
to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the date and year first above written.

                                        BUYER:
                                        MANGOSOFT, INC.




                                        By: /s/ Douglas Edwards
                                           -----------------------------------
                                           Title: Vice President
                                                 -----------------------------

                                        SELLER:
                                        FLEET NATIONAL BANK




                                        By: /s/ Blaise Heltai
                                           -----------------------------------
                                           Title: Executive Vice President
                                                 -----------------------------

        Exhibit A: Assignment and Assumption Agreement

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

         This Assignment and Assumption Agreement ("Agreement") is made on this the 11/th/ day of February, 2002, by and between FLEET NATIONAL BANK ("Seller") and MANGOSOFT, INC. ("Buyer").

     The parties hereby agree and acknowledge that this Agreement is being executed and delivered pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") executed by Seller and Buyer on January 28, 2002, and further agree that any representations or warranties contained in the Purchase Agreement with respect to the assignment and assumption under this Agreement are hereby referenced and incorporated herein, subject to the limitations set forth in the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, on its own behalf and behalf of its Affiliates, hereby assigns unto Buyer, all right, title, benefit and interest in and to the Acquired Assets.

         As of the date hereof, Buyer hereby assumes and agrees to perform all of Seller's obligations under the Customer Agreements and the Microsoft Agreements.

         Executed as a sealed instrument as of the date first written above.

MANGOSOFT, INC.                         FLEET NATIONAL BANK



By: /s/ Robert E. Parsons               By: /s/ Blaise Heltai
    ---------------------                  ----------------------------
Name: Robert E. Parsons                 Name: Blaise Heltai
      -----------------                      --------------------------
Its: Vice President and CFO             Its: Executive Vice President
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